EXHIBIT 10.2

FINDER’S FEE AGREEMENT

THIS AGREEMENT is dated as of August 11, 2011.

BETWEEN:

Palmdale Executive Homes, Corp., a Company incorporated under the laws of the State of Nevada
(the “Company”)

AND:

Tosca Capital Corp.
(the “Finder”)

WHEREAS the Company has agreed, in consideration for the Finder’s services in connection with the referral and introduction of certain persons to the Company, to pay the Finder a fee (the “Fee”) with respect to a contemplated lease with an option to purchase of a certain mining property located in the state of California known as the Providence Mine property and associated unpatented mining claims (the “Property”) equal to 11,000 shares of restricted common stock of the Company.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the introduction of the Company to the owner of the Property by the Finder and the consummation of a transaction between the owner of the Property and the Company, the parties hereto agree as follows:

1. The Finder acknowledges that the Fee represents all obligations due and owing by the Company to the Finder.

2. This Agreement shall be governed, construed and enforced according to the laws of the State of Nevada and is subject to the exclusive jurisdiction of the courts of Nevada.

3. Whenever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires, and vice versa.

4. The parties agree to execute such further documents and assurances as may be required to effect the intent hereof.

5. Any notice required to be given under this Agreement shall be provided as follows:

Tosca Capital Corp.
Attention:  Jurgen Wolf
Email: toscacapital@gmail.com

and in the case of the Company addressed as follows:

Palmdale Executive Homes, Corp.

6767 W. Tropicana Ave., Suite 207
Las Vegas, NV
89103
Email: santiago.medina@engineer.com

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, if telecopied, when received, or if mailed, or telegraphed, on the third business day after the date of mailing or telegraphing thereof.  Either party may from time to time by notice in writing change its address for the purpose of this section.

6.              The Finder and the Company may execute this Agreement in two or more counterparts, each of which is deemed to be an original and all of which constitute one agreement, effective as of the date first above written.

The parties have executed this Agreement as of August 11, 2011.

Signature	Signature

TOSCA CAPITAL CORP.	PALMDALE EXECUTIVE HOMES CORP.

/s/ Jurgen Wolf	/s/Santiago Medina
By: Jurgen Wolf,	By: Santiago Medina
President	President
August 11, 2011	August 11, 2011